AMENDMENT 4 TO
                             PARTICIPATION AGREEMENT

                                      Among

                          PUTNAM CAPITAL MANAGER TRUST
                      (now known as Putnam Variable Trust)

                            PUTNAM MUTUAL FUNDS CORP.

                                       and

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY



THIS AMENDMENT 4 TO PARTICIPATION AGREEMENT ("Amendment 4") is made and entered into this 15th day of June, 1999 by and among Putnam Variable Trust (formerly Putnam Capital Manager Trust) (the "Fund"); Putnam Mutual Funds Corp. (the "Distributor"); and American Enterprise Life Insurance Company (the "Company").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 16, 1995, as amended April 30, 1997, October 30, 1997 and August 21, 1998 (the "Agreement"); and

WHEREAS, the parties now desire to amend the Agreement to add Authorized Funds and to allow new flexible premium variable annuity contracts to invest in the Authorized Funds;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

1.

Amendment to Schedule A. In accordance with the terms of the Agreement, the parties hereby amend Schedule A to read as follows:
                                    Schedule A

                                    Contracts

American Enterprise Variable Annuity Account, established July 15, 1987.

         AEL Personal Portfoliosm and AEL Personal Portfolio Plus offer the following Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund - Class IA Shares Putnam VT Growth and Income Fund - Class IA Shares Putnam VT New Opportunities Fund - Class IA Shares Putnam VT High Yield Fund
                  - Class IA Shares

         AEL Personal Portfolio Plus2 offers the following Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund - Class IB Shares Putnam VT Growth and Income Fund - Class IB Shares Putnam VT High Yield Fund - Class IB Shares Putnam VT Voyager Fund - Class IB Shares

         AEL  Preferredsm,   distributed   through  TCF,  offers  the  following
         Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund - Class IA Shares Putnam VT Growth and Income Fund - Class IA Shares Putnam VT New Opportunities Fund - Class IA Shares Putnam VT Voyager Fund - Class IA Shares Putnam VT Global Growth Fund - Class IA Shares

         American Express Platinum Variable Annuitysm offers the following Authorized Funds as investment options:

                  Putnam VT Growth & Income Fund - Class IB Shares
                  Putnam VT International Growth & Income Fund - Class IB Shares Putnam VT Vista Fund - Class IB Shares

         American Express Signature Variable Annuitysm offers the following Authorized Funds as investment options:

                  Putnam VT Growth and Income Fund - Class IB Shares
                  Putnam VT International New Opportunities Fund - Class IB
                  Shares
                  Putnam VT International Growth Fund - Class IB Shares

2. Definitions. Terms not defined in this Amendment 4 will have the meaning as those terms defined in the Agreement.
         -----------

3. Counterparts. This Amendment 4 may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment 4 to be executed in its name and on its behalf by its duly authorized representatives as of the date specified above.


PUTNAM VARIABLE TRUST                                  PUTNAM MUTUAL FUNDS CORP.

By:                                                     By:

Name:                                                   Name:

Title:                                                  Title:


AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                                        ATTEST:

By:                                                     By:

Name:                                                   Name:

Title:                                                  Title: